EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), effective as of this 15th day of December, 2010 (the "Effective Date"), is entered into by and between Dakville Corp., a corporation formed under the laws of the State of Nevada (“Dakville”), MoneyMinding International, Inc., a corporation formed under the laws of the Province of Alberta (“MoneyMinding”), and Michael Woodford, as attorney in fact and agent for the shareholders of  MoneyMinding (the “MoneyMinding Shareholders”), as listed on Exhibit A attached hereto.

WHEREAS the MoneyMinding Shareholders are the registered and beneficial owners of all of the issued and outstanding shares of common stock of MoneyMinding (the “MoneyMinding Shares”);

WHEREAS Dakville is a private corporation, which will be filing a registration statement on Form S-1 with the Securities and Exchange Commission to become a publicly trading company whose stock currently will trade on the OTC Bulletin Board;

WHEREAS subject to approval by the respective Board of Directors, Dakville desires to acquire one hundred percent (100%) of the total issued and outstanding MoneyMinding Shares in exchange for 11,758,382 shares of the common stock, par value $0.001, of Dakville representing approximately 23.5% of the total issued and outstanding shares of Dakville (the “Dakville Shares”);

WHEREAS Dakville desires to acquire MoneyMinding in exchange for all of the issued and outstanding shares of MoneyMinding resulting in MoneyMinding becoming a wholly-owned subsidiary of Dakville in a tax-free exchange;

WHEREAS, the parties to this Agreement have agreed to the share exchange subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I
EXCHANGE OF STOCK

Section 1.01.  Exchange.  Upon the terms and subject to the conditions of this Agreement, the MoneyMinding Shareholders agree to exchange the MoneyMinding Shares for the Dakville Shares and Dakville agrees to proportionately issue to the MoneyMinding Shareholders an aggregate of 11,758,382 Dakville Shares on a one-for-one basis for each share held of record by the MoneyMinding Shareholder. The parties intend that the share exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code. However, Dakville makes no representations or warranties regarding the qualification of the share exchange as “tax free”. Dakville shall cooperate with MoneyMinding in executing any reasonably necessary documents to qualify the share exchange as tax free.

Section 1.02.  Delivery of Stock.  (a) Upon the execution hereof, the MoneyMinding Shareholders shall deliver to Dakville all of the stock certificates representing the total issued and outstanding MoneyMinding Shares, duly endorsed in blank;

(b) Upon execution hereof, Dakville shall deliver to MoneyMinding stock certificates representing the Dakville Shares in the names and denominations as set forth on Exhibit A hereto.

(c) The execution and delivery of this Agreement shall take place on December 15, 2010 or by counterpart signatures to be sent to such offices by facsimile transmission. Closing shall occur as soon as possible after the effective date of this Agreement but in no event after February 1, 2011 unless extend by agreement by the parties hereto (the “Closing”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MONEYMINDING
AND MONEYMINDING SHAREHOLDERS

Section 2.01.  Organization, Standing and Authority; Foreign Qualification.  (a) MoneyMinding is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta with all requisite power and authority to enter into, and perform the obligations under this Agreement.  MoneyMinding has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b) MoneyMinding is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction as necessary to conduct business as required by law.  MoneyMinding does not file any franchise, income or other tax returns in any other jurisdiction other than the Province of Alberta, if applicable, based upon the ownership or use of property therein or the derivation of income there from.

Section 2.02.  Capitalization.   The authorized capital of MoneyMinding consists of 50,000,000 shares of common stock. A total of 46,467,627 shares of common stock are issued and outstanding. The MoneyMinding Shares are the only class of MoneyMinding’s capital stock that is outstanding. All of the outstanding MoneyMinding Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 2.03.  Certificate of Incorporation and By-Laws.  MoneyMinding has heretofore delivered to Dakville true, correct and complete copies of its Articles of Incorporation or other documentation evidencing a corporation and By-laws. The minute books of MoneyMinding accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 2.04.  Execution and Delivery.  This Agreement has been duly executed and delivered by each MoneyMinding Shareholder and each constitutes the valid and binding agreement of each MoneyMinding Shareholder enforceable against the MoneyMinding Shareholders in accordance with its terms.

Section 2.05.  Consents and Approvals.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof do not require any MoneyMinding Shareholder to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 2.06.  No Conflict.  The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (a) violate any provisions of the Articles of Incorporation, By-laws or organizational document of MoneyMinding; (b) violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, and contract to which any MoneyMinding Shareholder or MoneyMinding is a party to by or to which any of them or any of their respective assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any MoneyMinding Shareholder or MoneyMinding or upon the MoneyMinding Shares or the properties or business of MoneyMinding; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to any MoneyMinding Shareholders or MoneyMinding; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit.

Section 2.07.  Title to Stock.  Each MoneyMinding Shareholder has valid title to their respective portion of the MoneyMinding Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim.  Upon delivery of the MoneyMinding Shares to be made on the Closing, Dakville shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 2.08.  Options or Other Rights.   (a) There are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options, contracts or other agreements of any kind to purchase or otherwise to receive from any MoneyMinding Shareholder or from MoneyMinding any of the outstanding, unauthorized or treasury shares of the MoneyMinding Shares; and (b)  there is no outstanding security of any kind convertible into any security of MoneyMinding and there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the MoneyMinding Shares.

Section 2.09.  Material Information. This Agreement, the financial statements of MoneyMinding and all other information provided in writing by the MoneyMinding Shareholders or MoneyMinding or representatives thereof to Dakville, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions, which have not been disclosed to Dakville in writing which, individually or in the aggregate, could have a material adverse effect on Dakville or a material adverse effect on the ability of any MoneyMinding Shareholder to perform any of his or her obligations pursuant to this Agreement.

Section 2.10.  Financial Statements.  MoneyMinding has or will have prior to the Closing furnished to Dakville certain financial statements of MoneyMinding as set forth in Section 4.11 hereof (the “Financial Statements”).  The Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of MoneyMinding and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 2.11.  Absence of Certain Changes.  Since the date of the Financial Statements, there has been no event, change or development which could have a material adverse effect on MoneyMinding.

Section 2.12.  Undisclosed Liabilities.  Except as reflected or reserved against in the Financial Statements, as of and for the period reflected therein, MoneyMinding was not on that date subject to, and since that date MoneyMinding has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 2.13  Compliance with Laws.  MoneyMinding is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on MoneyMinding, neither MoneyMinding nor any MoneyMinding Shareholder has received written notice that any violation is being alleged.

Section 2.14. Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving MoneyMinding, or against or involving any of the MoneyMinding Shares.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of any of the MoneyMinding Shareholders threatened against or involving MoneyMinding.

Section 2.15.  Contracts.  Exhibit B sets forth all of the contracts to which MoneyMinding is a party or by or to which MoneyMinding or its assets or properties are bound or subject. There have been delivered or made available to Dakville true, correct and complete copies of each of the contracts set forth in Exhibit B.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither MoneyMinding nor any of MoneyMinding’s other affiliates, as the case may be, is in default in any respect under any of them.

Section 2.16.  Liens.  MoneyMinding has marketable title to all of its assets and properties free and clear of any lien.

Section 2.17.  Brokerage.  No brokerage fees are to be paid in relation to this transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DAKVILLE

Dakville represents and warrants to MoneyMinding and to the MoneyMinding Shareholders as follows:

Section 3.01.  Organization, Standing and Authority of Dakville.  Dakville is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by Dakville on or before the Closing in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

Section 3.02.  Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Dakville and constitutes the valid and binding agreement of Dakville enforceable against Dakville in accordance with its terms.

Section 3.03.  Consents and Approvals.  The execution, delivery and performance by Dakville of this Agreement and the consummation by Dakville of the transactions contemplated hereby do not require Dakville to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 3.04.  No Conflict.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not: (a) violate any provision of the Certificate of Incorporation, By-laws or other organizational document of Dakville; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Dakville is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Dakville or upon the securities, assets or business of Dakville; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Dakville or to the securities, properties or business of Dakville.

Section 3.05.  Capitalization.  The authorized capital of Dakville consists of 50,000,000 shares of common stock, par value $0.001, of which a total of  46,467,627 shares are issued and outstanding. The Dakville Shares are the only class of Dakville’s capital stock that is outstanding. All of the outstanding Dakville Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. There are no outstanding options or warrants of Dakville.

Section 3.06.  Brokerage.  No broker or finder has acted, directly or indirectly, for Dakville, nor has Dakville incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 3.07. Articles of Incorporation and By-Laws.  Dakville has heretofore delivered to MoneyMinding and the MoneyMinding Shareholders a true, correct and complete copies of the Articles of Incorporation and By-laws or comparable instruments of Dakville.

Section 3.08. Status of Dakville Shares.  Upon consummation of the transactions contemplated by this Agreement, the Dakville Shares to be issued to the MoneyMinding Shareholders, when issued and delivered, will be free of any and all liens, claims or encumbrances.

Section 3.09  No Bankruptcy. Neither Dakville nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 3.10  Contracts and Commitments.  All agreements which materially affect Dakville to which Dakville is a party or by which Dakville or any of its property is bound which exist as of the date of execution of this Agreement have been reviewed by the parties and Dakville is not in default with respect to any material term or condition of any such contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 3.11  Compliance with Laws.  To its knowledge, Dakville is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Dakville and Dakville has not received written notice that any violation is being alleged.

Section 3.12  Corporate Records. All of the minute books and corporate and financial records of Dakville are, or prior to the Closing will be made available for review.  In the event of the absence of a complete minute book, representation and warranty by the board of directors shall take precedence over the minute book and shall be incorporated to the minute book.

ARTICLE IV
COVENANTS AND AGREEMENTS

The MoneyMinding Shareholders, MoneyMinding and Dakville covenant and agree as follows:

Section 4.01.  Conduct of Business in the Ordinary Course.  From the date hereof through the Closing Date, the MoneyMinding Shareholders shall cause MoneyMinding to conduct its business substantially in the manner in which it is currently conducted.

Section 4.02.  Registration Statement..  Subsequent to the Closing, Dakville shall cause a registration statement to be filed on Form S-1 with the Securities and Exchange Commission listing all the MoneyMinding Shareholders and Dakville Shares issued herein.

Section 4.03  Appointment of Directors and Executive Officers.   The sole officer and director of Dakville shall upon Closing appoint those certain directors as members of the Board of Directors and those certain executive officers as designated by MoneyMinding.

Section 4.04  Amendment to Articles of Incorporation.   The sole officer and director of Dakville and the shareholders holding a majority of the total issued and outstanding Dakville Shares shall upon Closing file an amendment with the Nevada Secretary of State to effectuate a change in corporate name from Dakville Corp. to MoneyMinding International Inc.

Section 4.05.  Board and Shareholder Approval. Prior to the Closing, MoneyMinding will obtain from its Board of Directors and the MoneyMinding Shareholders approval of this Agreement and the transactions contemplated hereby. Prior to the Closing, Dakville will obtain from its Board of Directors approval of this Agreement and the transactions contemplated hereby, including the issuance of the Dakville Shares.

ARTICLE V
MISCELLANEOUS

Section 5.1  Timing. Time is of the essence of this Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 5.2  Additional Documentation.  The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

Section 5.3 Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

Section 5.4 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 5.5  Expenses. Each party will pay its legal expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

Section 5.6  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

DAKVILLE CORP.

Date: December __, 2010	By:	/s/
Title

MONEYMINDING INTERNATIONAL INC.

Date: December __, 2010	By:	/s/
Title

MICHAEL WOODFORD, AS ATTORNEY IN FACT AND AGENT FOR MONEYMINDING SHAREHOLDERS LISTED ON EXHIBIT A

Date: December __, 2010
Michael Woodford